EXHIBIT 10.49
NAVISTAR INTERNATIONAL CORPORATION

RESTORATION STOCK OPTION AWARD AGREEMENT
NAVISTAR INTERNATIONAL CORPORATION
2004 PERFORMANCE INCENTIVE PLAN

OPTIONEE:
ADDRESS:

SOCIAL SECURITY NUMBER:

ORIGINAL OPTION
GRANT DATE:
SHARES EXERCISED:
SHARES RESTRICTED:
RESTRICTION ENDS:

RESTORATION OPTION
EXERCISE PRICE PER SHARE:
DATE OF GRANT:
NUMBER OF OPTIONS:
EXERCISABLE ON: [six months or if sooner one month before expiration of original term]
EXPIRATION DATE: [ term of original option]

This is an award agreement (the "Award Agreement") between Navistar International Corporation, a Delaware corporation (the "Corporation"), and the individual named above (the "Optionee"). The Corporation hereby grants to the Optionee the right and option (this "Option") to purchase all or any part of an aggregate of the above-stated number of shares of Common Stock of the Corporation on the terms and conditions of the Corporation’s 2004 Performance Incentive Plan approved by the shareholders February 17, 2004, as amended from to time, (the "Plan") and, further subject to the Restoration Stock Option Agreement Supplement which is attached to hereto (the "Supplement").

Subject to the terms and conditions of this Award Agreement, this Option is exercisable on or after the date set forth above; provided, however, that this Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date except as otherwise provided in the Supplement.

The Corporation and the Optionee hereby agree to the terms and conditions of this Award Agreement and have executed it as of the Date of Grant set forth above.

NAVISTAR INTERNATIONAL CORPORATION

By:_______________________________
Daniel C. Ustian
Chairman, President and Chief
Executive Officer

Attest:
____________________________
Assistant Secretary

___________________________________
Optionee

E-79